Exhibit 10.7

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of September 25, 2009 (this “Amendment”), is between Bankrate, Inc. (the “Company”) and Daniel P. Hoogterp (the “Executive”).

RECITALS:

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of May 31, 2005 (the “Original Agreement”);

WHEREAS, the Company has entered into that Agreement and Plan of Merger dated as of July 22, 2009, among Bankrate Holdings, Inc. (“Parent”), Ben Merger Sub, Inc. (“Merger Sub”) and the Company (the “Merger Agreement”) pursuant to which the parties intend to effect an acquisition of the Company by Parent through the merger of Merger Sub with and into the Company subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, the parties hereto desire to amend the Original Agreement on the terms and conditions set forth herein, pursuant to Section 25 of the Original Agreement, effective as of the closing date of the Merger; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Original Agreement.

2. Amendment of Original Agreement.

(a)	Section 3 is hereby amended to increase Executive’s base salary to $275,000 effective as of October 1, 2009.

(b)	Section 13(A) is hereby amended to increase the duration of the Non-competition period from six (6) months to one (1) year.

3. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

4. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

5. Effect of Amendment. Except as expressly amended hereby, the Original Agreement shall remain in full force and effect. Any reference to the Original Agreement contained in any notice, request or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

*     *     *     *     *

SIGNATURE PAGE TO AMENDMENT TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the date above first written.

BANKRATE, INC.

By:	/s/ Thomas R. Evans
	Name:	Thomas R. Evans
	Title:	President & CEO

SIGNATURE PAGE TO AMENDMENT TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the date above first written.

/s/ Daniel P. Hoogterp
Daniel P. Hoogterp